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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-    ) pertaining to the Net2000 Communications, Inc.
Employee Stock Purchase Plan for the registration of 1,875,000 shares of its common stock, of our report dated January 26, 2000, included in the Registration Statement (Form S-1 No. 333-91987) and related Prospectus of Net2000 Communications, Inc. filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

McLean, Virginia
March 6, 2000